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Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of On Assignment, Inc. (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

          (a)   the Annual Report on Form 10-K of the Company for the period ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (b)   information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2008

Peter T. Dameris Chief Executive Officer and President
Date: March 17, 2008

James L. Brill Senior Vice President, Finance and Chief Financial Officer

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K and shall not be deemed to be considered filed as part of the Annual Report on Form 10-K.

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  Exhibit 32.1
Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)